UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2008

The Boston Beer Company, Inc. (Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	001-14092 (Commission File Number)	04-3284048 (IRS Employer Identification No.)

One Design Center Place, Suite 850, Boston, MA (Address of principal executive offices)	02210 (Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      At its meeting on February 13, 2008, the Compensation Committee of the Company's Board of Directors approved payment of bonuses earned in 2007, set 2008 base salaries for the Company's Chief Executive Officer, Martin F. Roper, and its Chairman, C. James Koch, and other executive officers of the Company, and set 2008 bonus goals for executive officers other than the Chief Executive Officer and Chairman.

Bonuses for 2007 Performance

      The Committee approved the following bonuses for the Chief Executive Officer, the Chairman, and the other named executive officers of the Company, based on the Committee's assessment of their respective achievement against the 2007 performance targets and overall performance of the Company set by the Committee in December 2006:

Name	Title	Bonus Awarded	Percent of Potential

Martin F. Roper	President and CEO	$584,200	64%
C. James Koch	Chairman	$195,000	75%
William F. Urich	Treasurer and CFO	$148,630	89%
Robert H. Hall	Vice President of Brand Development	$142,000	80%

The Committee also approved bonuses for the Company's other executive officers, which ranged from $37,500 to $130,000, based on their respective achievements against their 2007 performance targets.

Salaries for 2008

The Committee approved the following base salaries for the Chief Executive Officer, the Chairman, and the other named executive officers of the Company as follows:

Name	Title	Base Salary for 2008	Percent Increase

Martin F. Roper	President and CEO	$666,750	5.0%
C. James Koch	Chairman	$273,000	5.0%
William F. Urich	Treasurer and CFO	$352,000	5.4%
Robert H. Hall	Vice President of Brand Development	$370,000	4.2%

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Salaries for the Company's other executive officers for 2008 were also set, ranging from $190,000 to $312,000, with percentage increases ranging from 4.0% to 8.6%.

2008 Bonus Opportunities for Executive Officers other than CEO and Chairman

      The Compensation Committee approved 2008 bonus objectives for the Company's executive officers other than the Chief Executive Officer and the Chairman, for whom bonus objectives were set at a meeting held on December 11, 2007 (disclosed in Current Report on Form 8-K filed on December 17, 2007), as follows:

Chief Financial Officer

      The Committee approved 2008 bonus opportunities for William F. Urich, the Company's Treasurer and Chief Financial Officer, equal to 50% of his 2008 base salary, based on achieving objectives as follows:

Table 1 - CFO Bonus Opportunity = 50% of Base Salary*

Objective to be Achieved by Year-End		Weight	Total Weight

Company's Achievement of its Goals			30%

Achievement of Individual Goals:			70%

1.	Achieve resource savings/efficiencies of 1% of planned gross revenue	15%

2.	Development of financial capabilities to support resource efficiency initiatives by function	5%

3.	Implement total cost sourcing model to improve COGS and resource utilization	5%

4.	Implement strong operations finance group to support all capital expenditures and monitor effectiveness of capital expenditure authorizations and operational business decisions	5%

5.	Improve sales force effectiveness through reporting, tools, paperwork reduction, etc.	5%

6.	Provide financial analysis and support necessary to complete the implementation and integration of the new brewery	30%

7.	Achievement of individual goals by specified direct reports	5%

	TOTAL		100%

* Subject to reduction if the consequence of an action or inaction in department results in a materially adverse impact on the Company or the brand.

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Vice President of Brand Development

The Committee approved 2008 bonus opportunities for Robert H. Hall, the Company's Vice President of Brand Development, equal to 50% of his 2008 base salary, based on achieving objectives as follows:

Table 2 - Vice President of Brand Development Bonus Opportunity = 50% of Base Salary*

Objective to be Achieved by Year-End		Weight	Total Weight

Company's Achievement of its Goals			30%

Achievement of Individual Goals:			70%

1.	Delivery of specified number, quality and type of brand advertising	45%

2.	Grow Samuel Adams Boston Lager by 8%	5%

3.	Development of programs that builds brand equity in Samuel Adams Seasonal beers	5%

4.	Identification of cost savings of at least 5% in departmental budget	5%

5.	Support of Twisted Tea team to help with growth goals	5%

6.	Achievement of individual goals by specified direct reports	5%

	TOTAL		100%

* Subject to reduction if the consequence of an action or inaction in department results in a materially adverse impact on the Company or the brand.

Other Executive Officers

The Committee also approved 2008 bonus opportunities for its other executive officers, which opportunities are a combination of the Company achieving its corporate goals and the respective officers achieving their individual goals. The Company goals used in the executive officer bonuses are based on (a) depletions growth, (b) cost savings and (c) brand health. The bonus opportunities for such officers range from 50% to 60% of their 2008 base salary, with 20% to 30% of the bonus opportunity being the achievement by the Company of its goals. All executive officer bonuses are subject to reduction if the consequence of an action or inaction in their department results in a materially adverse impact on the Company or the brand.

Item 7.01.	Regulation FD.

      At its February 13, 2008 meeting, the Board of Directors of the Company increased the aggregate expenditure limit for the Company's Stock Repurchase Program by $10,000,000, thereby increasing the limit from $110,000,000 to $120,000,000. Since the inception of its Stock Repurchase Program, the Company has repurchased a total of approximately 8.3 million shares of the Company's Class A Common Stock at an aggregate cost of approximately $110 million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc. (Registrant)

Date: February 19, 2007	/s/ William F. Urich

William F. Urich Chief Financial Officer (Signature)*

*Print name and title of the signing officer under his signature.

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